Exhibit 99.1

FOR IMMEDIATE RELEASE	SEPTEMBER 9, 2019

Media Contact:

Julie Calzone

(337) 235-2924

jcalzone@calzone.com

Company Contacts:

G. Darcy Klug, Chairman, CEO and CFO

(337) 269-5933

darcy.klug@redhawkholdingscorp.com

REDHAWK NAMES SUPPLY CHAIN VETERAN

TO THE BOARD OF DIRECTORS

LAFAYETTE, LOUISIANA – RedHawk Holdings Corp. (OTC: IDNG) (“RedHawk” or the “Company”) announced today that it has named supply chain, procurement and finance veteran, Joseph R. Mohr, to its board of directors effective October 15, 2019. Mr. Mohr has over forty years of C-suite executive experience including thirty (30) years of executive supply chain management and more than ten (10) years of senior financial management. His executive supply chain experience includes recognized expertise in planning, complete source to delivery strategic material sourcing, domestic and international sub-contracting, procurement, logistics, warehousing and customer service.

Prior to becoming an independent supply chain consultant, Mr. Mohr previously held executive positions with various industry leaders including Vice President of Global Procurement for Siemens Healthcare Diagnostics, Senior Vice President and Chief Purchasing Officer for Philips Electronics – Lighting Division, Vice President of Supply Chain for P&H Mining Equipment, Vice President of Strategic Sourcing for Rockwell Automation and Corporate Controller of U.S. Can Corporation.

Mr. Mohr is a 1972 honors graduate of North Central College with a Bachelor of Arts degree with a concentration in Accounting and Business Administration and a 1983 honors graduate of Keller Graduate School of Management with a Masters of Business Administration - Finance degree.

Mohr is expected to be appointed to both the Company’s Audit Committee and its Compensation Committee and is expected to oversee the development of the Company’s global supply chain logistics and the Company’s continued move towards ISO 13485 compliance.

Commenting on Mr. Mohr’s appointment, the Company said,

“We believe adding someone of the caliber of Joe Mohr to our board of directors speaks volumes about RedHawk and its line of SANDD™ needle incineration units. Using his wealth of international and domestic supply chain and procurement executive management skills. Joe will work closely with our marketing group to establish the disciplines necessary to provide RedHawk and its customers with timely, efficient and economical procurement, warehousing and delivery practices.”

The Company also announced today that it recently engaged BrandPartners, the award-winning, South Florida-based digital website design and development agency, to assist in website development, product brand awareness, social media management, email and digital marketing.

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About RedHawk Holdings Corp.

RedHawk Holdings Corp., formerly Independence Energy Corp., is a diversified holding company which, through its subsidiaries, is engaged in sales and distribution of medical devices, sales of branded generic pharmaceutical drugs, commercial real estate investment and leasing, sales of point of entry full-body security systems, and specialized financial services. Through its medical products business unit, the Company sells the Sharps and Needle Destruction Device (SANDD™), WoundClot Surgical - Advanced Bleeding Control, and the Carotid Artery Digital Non-Contact Thermometer. Through our United Kingdom based subsidiary, we manufacture and market branded generic pharmaceuticals. RedHawk Energy holds the exclusive U.S. manufacturing and distribution rights for the Centri Controlled Entry System, a unique, closed cabinet, nominal dose transmission full-body x-ray scanner

Cautionary Statement Regarding Forward-Looking Statements

This release may contain forward-looking statements. Forward-looking statements are all statements other than statements of historical fact. Statements contained in this release that are not historical facts may be deemed to be forward-looking statements. The words “anticipate,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties. In evaluating forward-looking statements, you should consider the various factors which may cause actual results to differ materially from any forward-looking statements including those listed in the “Risk Factors” section of our latest 10-K report. Further, the Company may make changes to its business plans that could or will affect its results. Investors are cautioned that the Company will undertake no obligation to update any forward-looking statements.